Exhibit 99.1

Shineco Announces 1-for-10 Reverse Stock Split to Regain Compliance with Nasdaq Minimum Bid Requirement

BEIJING, February 14, 2024 (GLOBE NEWSWIRE) — Shineco, Inc. (“Shineco” or the “Company”; NASDAQ: SISI), a provider of technologically advanced healthcare products and services, announced today that the Company’s Board of Directors has approved a reverse stock split of its issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-10. The Company is effecting the reverse split to regain compliance with the $1.00 minimum bid price required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2).

The reverse stock split is expected to become effective on February 16, 2024 (the “Effective Date”), and the shares are expected to begin trading on the split-adjusted basis on the Nasdaq Stock Exchange (“Nasdaq”) under the Company’s existing trading symbol “SISI” at the market open on February 16, 2024. The new CUSIP number for the Company’s common stock will be 824567408.

On the Effective Date, every 10 issued and outstanding shares of the Company’s Common Stock will be converted automatically into one share of the Company’s Common Stock without any change in the par value per share.

Immediately after the reverse stock split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain unchanged, except for minor changes and adjustments that will result from the rounding up of any fractional shares to the next whole number of shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the reverse stock split.

Transhare Corporation is acting as transfer and exchange agent for the reverse stock split. Registered shareholders who hold shares of Common Stock are not required to take any action to receive post-reverse stock split shares. Stockholders who hold their shares in brokerage accounts or in “street name” will have their positions automatically adjusted to reflect the reverse stock split, subject to each broker’s particular processes, and will not be required to take any action in connection with the reverse stock split.

About Shineco, Inc.

Shineco Inc. (“Shineco” or the “Company”) aims to ‘care for a healthy life and improve the quality of life’, by providing safe, efficient and high-quality health and medical products and services to society. Shineco, operating through subsidiaries, has researched and developed 33 vitro diagnostic reagents and related medical devices to date, and the Company also produces and sells healthy and nutritious foods. For more information about Shineco, please visit www.biosisi.com/.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may”, “will”, “should”, “could”, “intend”, “expect”, “plan”, “budget”, “forecast”, “anticipate”, “believe”, “estimate”, “predict”, “potential”, “continue”, “evaluating” or similar words. Forward-looking statements should not be relied upon because they are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Examples of forward-looking statements include, among others, statements we make regarding the innovativeness and market position of our products and services, our competitive strengths, and our expectation that the Cardiac 5-minute Test will be one of the leading products in this field to meet the demand of obtaining the test result shortly upon arrival. You are cautioned not to rely on any forward-looking statements. Actual results may differ materially from historical results or those indicated by the forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the Company’s ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the ability to obtain all necessary regulatory approvals in the jurisdictions where it intends to market and sell its products the successful integration of acquired companies, technologies and assets into its portfolio of products and services, marketing and other business development initiatives, competition in the industry, general government regulations, economic conditions, the impact of the COVID-19 pandemic, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Shineco encourages you to review other factors that may affect its future results in its filings with the Securities and Exchange Commission. The forward-looking statements in this press release are based only on information currently available to us and speak only as of the date of this press release, and Shineco assumes no obligation to update any forward-looking statements except as required by the applicable rules and regulations.

For more information, please contact:

Shineco,Inc.
secretary@shineco.tech
Mobile: +86-010-68130220

Precept Investor Relations LLC

David J. Rudnick

david.rudnick@preceptir.com

Mobile: +1-646-694-8538